Exhibit 99

News Release

SLB Provides Update on Middle East Operations and First Quarter Outlook

HOUSTON, March 11, 2026 — SLB (NYSE: SLB) continues to closely monitor the unfolding situation in the Middle East and adapt its operations.

The safety and security of SLB’s employees is the highest priority, and the company has activated local and regional crisis response teams that are meeting daily. Travel to and transit through the region have been suspended, and the company has begun to demobilize operations in a few countries in response to customer actions to safeguard personnel and facilities. These measures will continue as long as necessary until the environment in the region has stabilized. SLB is working closely with local authorities and its customers to monitor the situation and will begin a phased resumption of full activity as conditions allow.

SLB revenue for the first quarter will be lower than expected, and the company expects to incur additional costs resulting in an impact of approximately 6-9 cents of earnings per diluted share for the first quarter. Given the dynamic nature of the environment, these factors could change, and we will continue to closely monitor developments and their impact.

Despite these near-term disruptions, SLB remains confident in the underlying resilience of its global business, including the Middle East. The company has dealt with numerous geopolitical crises throughout its 100-year history and has deep experience navigating these challenges while remaining focused on serving its global customer base.

About SLB

SLB (NYSE: SLB) is a global technology company that has driven energy innovation for 100 years. With a global footprint in more than 100 countries and employees representing almost twice as many nationalities, we work each day on innovating oil and gas, delivering digital at scale, decarbonizing industries, and developing and scaling new energy systems that accelerate the energy transition. Find out more at slb.com.

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Media	Investors
Josh Byerly – SVP of Global Communications Moira Duff – Director of External Communications SLB Tel: +1 (713) 375-3407 media@slb.com	James R. McDonald – SVP of Investor Relations & Industry Affairs Joy V. Domingo – Director of Investor Relations SLB Tel: +1 (713) 375-3535 investor-relations@slb.com

Cautionary Statement Regarding Forward-looking Statements

This press release as well as other statements we make, contains “forward-looking statements” within the meaning of the federal securities laws, which include any statements that are not historical facts. Such statements often contain words such as “expect,” “may,” “can,” “believe,” “predict,” “plan,” “potential,” “projected,” “projections,” “precursor,” “forecast,” “outlook,” “expectations,” “estimate,” “intend,” “anticipate,” “ambition,” “goal,” “target,” “scheduled,” “think,” “should,” “could,” “would,” “will,” “see,” “likely,” and other similar words. Forward-looking statements address matters that are, to varying degrees, uncertain, such as statements about our financial and performance targets and other forecasts or expectations regarding, or dependent on, our business outlook; future global economic and geopolitical conditions; future liquidity, including free cash flow; and future results of operations. These statements are subject to risks and uncertainties, including, but not limited to, changing global economic and geopolitical conditions; changes in exploration and production spending by our customers, and changes in the level of oil and natural gas exploration and development; the results of operations and financial condition of our customers and suppliers; the inability to achieve our financial and performance targets and other forecasts and expectations; the inability to achieve our net-zero carbon emissions goals or interim emissions reduction goals; general economic, geopolitical, and business conditions in key regions of the world; foreign currency risk; inflation; changes in monetary policy by governments; tariffs; pricing pressure; weather and seasonal factors; unfavorable effects of health pandemics; availability and cost of raw materials; operational modifications, delays, or cancellations; challenges in our supply chain; production declines; the extent of future charges; the inability to recognize efficiencies and other intended benefits from our business strategies and initiatives, such as digital or new energy, as well as our cost reduction strategies; changes in government regulations and regulatory requirements, including those related to offshore oil and gas exploration, radioactive sources, explosives, chemicals, and climate-related initiatives; the inability of technology to meet new challenges in exploration; the competitiveness of alternative energy sources or product substitutes; and other risks and uncertainties detailed in this press release and our most recent Forms 10-K, 10-Q, and 8-K filed with or furnished to the SEC.

If one or more of these or other risks or uncertainties materialize (or the consequences of any such development changes), or should our underlying assumptions prove incorrect, actual results or outcomes may vary materially from those reflected in our forward-looking statements. Statements in this press release furnished hereto are made as of the date hereof, and SLB disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events, or otherwise.

slb.com/newsroom